EXHIBIT 4.43(c)

SIXTH SUPPLEMENTAL INDENTURE

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 21, 2005 among Jacobs Piñon Plaza Entertainment, Inc., a Nevada corporation (the “New Guarantor”), Jacobs Entertainment, Inc., a Delaware corporation (formerly known as Gameco, Inc.) (the “ Company”), the guarantors listed on the signature pages attached hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “ Trustee”);

W I T N E S S E T H THAT:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), dated as of February 8, 2002, providing for the issuance of its 11 7/8% Senior Secured Notes due 2009;

WHEREAS, Section 4.18 of the Indenture provides that under certain circumstances the Company is required or permitted to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Guarantor, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                       Definitions.

(a)                                  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)                                 For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                       Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

3.                                       Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof, as previously amended, amended and restated, supplemented or otherwise modified from time to time, shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of any Note heretofore or hereafter authenticated and delivered shall be bound hereby.

4.                                       Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.

5.                                       Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

6.                                       Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

7.                                       Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

NEW GUARANTOR:

JACOBS PIÑON PLAZA
ENTERTAINMENT, INC.

By:	/s/ Jeffrey P. Jacobs
Name: Jeffrey P. Jacobs
Title: Chief Executive Officer and President

THE TRUSTEE:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

THE COMPANY:

JACOBS ENTERTAINMENT, INC.

By:	/s/ Jeffrey P. Jacobs
Name: Jeffrey P. Jacobs
Title: President

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

By:	/s/ Jeffrey P. Jacobs
Name: Jeffrey P. Jacobs
Title: Chief Executive Officer and Director

GOLD DUST WEST CASINO, INC.

By:	/s/ Jeffrey P. Jacobs
Name: Jeffrey P. Jacobs
Title: Chairman of the Board and President

BLACK HAWK/JACOBS ENTERTAINMENT, LLC

By:	Black Hawk Gaming & Development Company,
Inc., its Authorized Manager

/s/ Stephen R. Roark
Stephen R. Roark
President

GILPIN HOTEL VENTURE
By:	Gilpin Ventures, Inc., its Partner

By:	/s/ Stephen R. Roark
Name:	Stephen R. Roark
Title:	President

By:	Black Hawk Gaming & Development Company, Inc.,
its Partner

By:	/s/ Stephen R. Roark
Name:	Stephen R. Roark
Title:	President

GILPIN VENTURES, INC.

By:	/s/ Stephen R. Roark
Name:	Stephen R. Roark
Title:	President and Director

JALOU II INC.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President and Director

WINNER’S CHOICE CASINO, INC.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President and Director

DIVERSIFIED OPPORTUNITIES GROUP LTD.
By: Jacobs Entertainment, Inc., its Managing Manager

By:	/s/ Jeffrey P. Jacobs
Name:	Jeffrey P. Jacobs
Title:	President

JALOU L.L.C.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President and Manager

HOUMA TRUCK PLAZA & CASINO, L.L.C.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President and Manager

JALOU-CASH’S L.L.C.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President and Manager

JACE, INC.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President and Director

LUCKY MAGNOLIA TRUCK STOP AND CASINO, L.L.C.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President and Manager

BAYOU VISTA TRUCK PLAZA AND CASINO, L.L.C.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President and Manager

RACELAND TRUCK PLAZA AND CASINO, L.L.C.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President and Manager

COLONIAL HOLDINGS, INC.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President

COLONIAL DOWNS, LP

By: STANSLEY RACING CORP., ITS GENERAL
PARTNER

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President

STANSLEY RACING CORP.

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President

COLONIAL DOWNS, LLC

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	Manager

JRJ PROPERTIES, LLC

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Title:	President and Manager

JALOU BREAUX BRIDGE, LLC

By:	/s/ Ian M. Stewart
Ian M. Stewart, President and Manager

JALOU EUNICE, LLC

By:	/s/ Ian M. Stewart
Ian M. Stewart, President and Manager

JALOU OF JEFFERSON, LLC

By:	/s/ Ian M. Stewart
Ian M. Stewart, President and Manager